EXHIBIT 10.13

AMENDED

TERM PROMISSORY NOTE

Amount: $59,842.49	North Andover, Massachusetts
Interest: 5.75%	As of March 29, 2005
Due Date: On or within Five (5) years

FOR VALUE RECEIVED, METRO INVESTMENTS, LLC, a New Hampshire limited liability company with an address at 1538 Turnpike Street, North Andover, Massachusetts 01845 (the "Borrower"), promises to pay to the order of TouchStone Software Corporation, a Delaware Corporation with a principal place of business at 1538 Turnpike Street, North Andover, Massachusetts 01845 (the "Holder"), the principal sum of Fifty Nine Thousand Eight Hundred Forty Two and 49/100 ($59,842.49) Dollars, together with interest thereon, payable monthly in arrears commencing May 1, 2005, and continuing thereafter on the first (1st) day of each month for a period of five (5) years, as further set forth below. Interest shall be at the Prime rate of interest per annum, as determined by the Wall Street Journal, or any successor publication, as of the date hereof. The monthly payments for the first fifty nine (59) months of this Amended Note shall be in the amount of Six Hundred Fifty ($650.00) per month, with FourHundred Fifty ($450.00) Dollars per month to be applied against the outstanding principal of the Amended Note, and the remaining Two Hundred ($200.00) Dollars to be applied against any accrued interest, with the final payment due under this Amended Note to be in the amount of then outstanding principal and interest. In any event, the entire balance of principal and interest shall be paid to the Holder on April 30, 2010.

The Borrower may prepay the Note in whole or in part without penalty.

This Note shall, at the option of the Holder, become immediately due and payable upon the occurrence of any of the following events: (a) failure to pay any installment on the due date thereof; (b) default shall occur in the due observance and performance of any covenant or agreement of Borrower; (c) commencement by the Borrower of a voluntary proceeding seeking relief under any applicable bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for either of them, or consent to any of the foregoing by the Borrower, or an assignment for the benefit of the creditors of Borrower; (d) commencement of an involuntary proceeding against the Borrower under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for either of them, which proceeding remains undismissed and unstayed for sixty (60) days, or entry of an order for relief against either of them under federal bankruptcy law; (e) if there be such a change in the condition or affairs (financial or otherwise) of the undersigned, as in the opinion of the Holder will substantially impair its security or its risk; or (f) the sale of all or substantially all of the assets or stock of the Borrower or a merger or consolidation of the Borrower in which the Borrower is not the survivor entity immediately subsequent to the closing of such transaction, or the members of the Borrower immediately prior to such transaction do not hold immediately after such transaction a majority of the aggregate of the outstanding shares or membership interest (as the case may be) of the surviving entity.

The Holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of principal or interest not paid on or before the tenth (10th) day after such payment is due. In the event that this interest rate violates any usury or similar statutes, the interest rate shall then be automatically adjusted to be the highest rate of interest then lawful.'

The entire principal balance hereof, together with accrued interest, shall after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional four percent (4%) per annum. In the event that thus interest rate violates any usury or similar statutes, the interest rate shall then be automatically adjusted to be the highest rate of interest then lawful.

The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the Holder in its discretion.

No delay or omission on the part of the Holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or b e construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made by a written document of subsequent date hereto and signed by the Holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

The acceptance by the Holder of and payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the Holder under this Note.

The Borrower hereby promises to furnish Holder with such security as the Holder shall require in the event it deems itself insecure. Any deposits or other sums at. any time credited by or due from the Holder to any Borrower or endorser of this Note, and any securities or other property of any such Borrower or endorser at any time in the possession of the Holder may at all times be held and treated as collateral for the payment of this Note and the payment and performance of any and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due or that may hereafter be contracted, of said respective Borrower or endorser to the Holder. Regardless of the adequacy of collateral, the Holder may apply or set off such deposits or other sums against such liabilities, at any tune in the case of the Borrower but only with respect to matured liabilities in the case of endorsers. The provisions of this Paragraph are cumulative, to and not exclusive of, any other rights that the Holder has with respect to such deposits, sums, securities or otherproperty under other agreements or applicable principles of law. The Holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

Every Borrower, endorser, and guarantor of this Note hereby waives presentment, demand, notice and protest and consents to any and all extensions or other indulgences by the holder hereof and agrees that all such extensions or other indulgences, and that no discharge or release of any other party primarily or secondarily liable on, or of any second interest securing this Note, shall affect the liability of such Borrower, endorser, or guarantor.

BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TQ A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. Borrower hereby certifies that neither Holder nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Holder would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Holder has been induced to accept this Note by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Note and in particular, this Paragraph; has consulted legal counsel or has willingly declined to do so; understands the right it is granting in this Note and is waiving in this Paragraph in particular; and makes the above waiver knowingly, voluntarily and intentionally.

The obligations set forth under this Note are secured by a Pledge Agreement by and between the Borrower and the Holder dated as of January 1, 2000 (the "Pledge Agreement"), and the Borrower's repayment obligations are subject to the terms and conditions of the Metro Investments, LLC Operating Agreement dated December 2, 1999, as amended (the "Operating Agreement"), and a Repayment Agreement dated as January 1, 2000, by and between the Borrower and the Holder (the "Repayment Agreement"). Notwithstanding anything to the contrary contained in this Note, the Operating Agreement or the Repayment Agreement, upon the sale of any of the Collateral (as such term is defined in the Pledge Agreement), the proceeds of such sale shall first be applied against the outstanding balance due the Holder under this Note prior to any distributions of such proceeds to the members of Borrower.

This Amendment amends and modifies the terms, conditions of the Term Promissory Note dated as of January 1, 2000 (the "Original Note"), as amended. The Original Note, and any subsequent amendment thereto, upon satisfaction of the terms and conditions of this Amended Note, shall be cancelled. For purposes of the Repayment Agreement and the Pledge Agreement, the term "Metro Note" shall include this Amended Note.

This Note shall be governed by the laws of the Commonwealth of Massachusetts.

Executed as an instrument under seal as of its date first written above.

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the __ day of March, 2005'.

METRO INVESTEMENTS, LLC

/s/ Michelle Carrozzella	By:	/s/ Pierre A. Narath
Witness		Pierre A. Narath, Member

/s/ Michelle Carrozzella	By:	/s/ Jason K. Raza
Witness		Jason K. Raza, Member